                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement (Form S-8 No. 333-__________) pertaining to the Super Vision International, Inc. 1994 Stock Option Plan, as amended and restated, of our report dated March 6, 1998, with respect to the financial statements of Super Vision International, Inc. included in its Annual Report (Form 10-KSB), for the year ended December 31, 1997, filed with the Securities and Exchange Commission.

                                    Ernst & Young LLP



Orlando, Florida
January 14, 1999




                                      -16-